Exhibit 10.4

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT, dated April 1, 2015, is by and between Diamond Offshore Management Company (“Company”) and the undersigned employee (“Executive”). Company and Executive are referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into that certain Employment Agreement, dated as of January 3, 2007 (as amended and extended, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement to provide for the Agreement to expire by its terms on April 1, 2017.

NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Section 2.1 of the Agreement is hereby amended and restated to read in full as follows:

2.1 Term. Unless sooner terminated pursuant to other provisions hereof, Company agrees to employ Executive for a period beginning on the Effective Date and concluding on April 1, 2017 (“Term”). Should Executive remain in the employ of Company (or any affiliate) beyond the Term, Executive will be deemed an “at will” employee.

2.	Section 2.5 of the Agreement is hereby deleted in its entirety.

3.	Section 5.11 of the Agreement is hereby amended to delete the first sentence.

4.	Except as set forth above, the other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

DIAMOND OFFSHORE MANAGEMENT COMPANY		EXECUTIVE

By:	\s\ Aaron Sobel	\s\ Beth G. Gordon
Beth G. Gordon